Exhibit 99.1

                      Digital Fusion Appoints New Directors


    HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 26, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced, that Former Under Secretary Frank Libutti, Lieutenant General (Retired) Jay Garner, and Stewart Hall, Ph.D. have been appointed to Digital Fusion's Board of Directors. Under Secretary Libutti, who will assume the role of Vice Chairman of the Board, and General Garner are independent directors, and Stewart Hall is a non-independent director representing Madison Run's investment in Digital Fusion. The appointment of these directors fulfills the company's corporate governance requirements for a majority of independent directors.
    Under Secretary Libutti served as the first Under Secretary for Information Analysis and Infrastructure Protection Directorate at the newly created U.S. Department of Homeland Security. From 2002 to May 2003, Under Secretary Libutti served as the New York Police Department's First Deputy Commissioner of Counter-Terrorism. Prior to NYPD, Under Secretary Libutti had a long and distinguished career in the Marine Corps, retiring in October 2001 as Lieutenant General. Under Secretary Libutti's last assignment before retiring from the Marine Corps was as the Commanding General, U.S. Marine Forces Pacific and Commanding General, Marine Forces Central Command. Under Secretary Libutti is a graduate of The Citadel.
    General Garner had a long and distinguished career in the U.S. Army. Since his retirement from the military in 1996, General Garner served as President of SY Technology, Inc. and SY Coleman, federal contracting service firms, from 1997 to 2004. General Garner has been a lecturer and a participant in several television specials and publications. In January 2003 he was appointed by the Secretary of Defense to organize and direct the Office of Reconstruction and Humanitarian Assistance for post-war Iraq. General Garner last assignment before retiring from the US Army was on the US Army Staff where he served as the Assistant Vice Chief of Staff of the Army. General Garner holds a bachelors degree in history from Florida State University and a Masters degree in public administration from Shippensburg University.
    Dr. Hall currently is Chief Executive Officer of Federalist Group, LLC, a Washington, DC-based consulting group. Dr. Hall also serves as managing partner of Madison Run, LLC, a Washington, DC based private equity partnership that has invested approximately $2.1 million in Digital Fusion. Dr. Hall holds a Bachelor of Arts degree from the University of Alabama and a Masters degree and Doctorate degree from the University of Virginia.
    "We are honored to welcome this group of new directors to the Digital Fusion Board," said Roy Crippen, Chairman of the Board and chief executive officer. "Each of these new members brings to Digital Fusion invaluable experience and expertise in the federal markets we have targeted for expansion and I'm sure their contribution to Digital Fusion will help us in our duty to deliver value to our shareholders."

    About Digital Fusion

    Digital Fusion is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services division provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services divisions support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. Based in Huntsville AL, Digital Fusion also has offices in Washington D.C., Orlando, and New Jersey. For additional information about Digital Fusion visit http://www.digitalfusion.com.
    Forward-Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate," "believe," "estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.



    CONTACT: Digital Fusion, Inc., Huntsville
             Roy E. Crippen, 256-837-2620
             rcrippen@digitalfusion.com